Exhibit 99.1

Contact:	Randall J. Larson, CEO
Gregory J. Pound, President
Frederick W. Boutin, CFO
303-626-8200

TRANSMONTAIGNE PARTNERS DECLARES DISTRIBUTION AND

SCHEDULES CONFERENCE CALL TO PRESENT FINANCIAL RESULTS

Friday, October 17, 2008	Immediate Release

TransMontaigne Partners L.P. (NYSE:TLP) announced that on October 17, 2008 it declared a distribution of $0.59 per unit for the period from July 1, 2008 through September 30, 2008.  This distribution represents an increase of $0.01 per unit over the distribution attributable to the three months ended June 30, 2008 and an increase of $0.09 per unit over the distribution attributable to the three months ended September 30, 2007.  This distribution is payable on November 10, 2008 to unitholders of record on October 31, 2008.

TransMontaigne Partners also announced that (1) prior to the opening of the New York Stock Exchange on Friday, November 7, 2008, it plans to release its financial results for the three months ended September 30, 2008, (2) prior to the opening of the New York Stock Exchange on Friday, November 7, 2008, it plans to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 with the Securities and Exchange Commission and (3) on Monday, November 10, 2008, at 10:00 am (ET) it plans to host a conference call for analysts, investors, and other interested parties to listen to management’s presentation of the Company’s financial results for the three months ended September 30, 2008.  The conference call information is as follows:

(877) 209-0397

Ask for:

TransMontaigne Partners

A playback of the conference call will be available from 12:00 p.m. (ET) on Monday, November 10, 2008 until 11:59 p.m. (ET) on Monday, November 17, 2008 by calling:

USA:  (800) 475-6701

International:  (320) 365-3844

Access Code:  965828

1670 Broadway • Suite 3100 • Denver, CO   80202 • 303-626-8200 (phone) • 303-626-8228 (fax)

Mailing Address:  P. O. Box 5660 • Denver, CO   80217-5660

www.transmontaignepartners.com

About TransMontaigne Partners L.P.

TransMontaigne Partners L.P. is a terminaling and transportation company based in Denver, Colorado with operations along the Gulf Coast, in the Midwest, in Brownsville, Texas, along the Mississippi and Ohio Rivers, and in the Southeastern United States.  We provide integrated terminaling, storage, transportation and related services for customers engaged in the distribution and marketing of light refined petroleum products, heavy refined petroleum products, crude oil, chemicals, fertilizers and other liquid products.  Light refined products include gasolines, diesel fuels, heating oil and jet fuels; heavy refined products include residual fuel oils and asphalt.  We do not purchase or market products that we handle or transport.  News and additional information about TransMontaigne Partners L.P. is available on our website:  www.transmontaignepartners.com.

Forward-Looking Statements

This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward- looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected.  Important factors that could cause actual results to differ materially from the company’s expectations and may adversely affect its business and results of operations are disclosed in “Item 1A. Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission on March 10, 2008.

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